UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

AUTOVATIVE PRODUCTS, INC.

(Name of registrant in its charter)

Nevada	333-175212	26-4574088
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

167 Penn Street, Washington Boro, Pennsylvania 17582

(Address of principal executive offices)

(607) 765-0967

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Changes in Control of Registrant.

On December 31, 2012 (the ÒClosing DateÓ), David Funderburk (the ÒSelling StockholderÓ), the owner of an aggregate of 7,225,000 shares of common stock of Autovative Products, Inc. (the ÒRegistrantÓ), representing approximately 84.4% of the issued and outstanding common stock of the Registrant (the ÒSharesÓ), entered into and performed a Securities Purchase Agreement (the ÒSPAÓ), pursuant to which the Selling Stockholder sold 7,080,555 of the Shares to AAK Ventures LLC, a Delaware limited liability company (ÒAAKÓ), which is controlled by Austin Kibler. Pursuant to the SPA, the Selling Stockholder sold the Shares to AAK for aggregate consideration of $350,000, or approximately $0.0484 per share, less any liabilities AAK used its working capital to pay the Selling Stockholder the purchase price for the Shares.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective on the Closing Date, Dr. Qasim Husain was appointed to serve as the RegistrantÕs Chief Executive Officer and as a director. In addition, in accordance with the SPA and the transactions contemplated thereby, the Selling Stockholder has agreed to resign as an officer and director of the Registrant effective upon compliance by the Registrant with any applicable information distribution requirements. Dr. Husain will not receive any compensation for his service as the RegistrantÕs Chief Executive Officer and director.  AAK, as the RegistrantÕs majority stockholder, determined it to be in the best interests of the Registrant to appoint a person familiar thereto to serve as the RegistrantÕs Chief Executive Officer and as a director. Upon the resignation of the Selling Stockholder as an officer and director of the Registrant, Dr. Husain shall be the sole officer and director of the Registrant. There are no related party transactions between the Registrant and Dr. Husain that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Qasim Husain, MD (age 31) was appointed to serve as the RegistrantÕs Chief Executive Officer and as the RegistrantÕs director as of the Closing Date. Dr. Husain has been involved extensively in research beginning with his undergraduate work at Cornell University, where he published his first paper on glowing fluorescent protein-tagged neuropeptides. Dr. Husain continued to pursue research interests during medical school at the State University of New York at Stony Brook, where he studied the effects of certain medications such as Plavix and aspirin on ischemic preconditioning in cardiac myocyctes. From July 2007 through June 2012, Dr. Husain went on to complete his residency training in Orthopaedic Surgery at the State University of New York at Stony Brook. During his residency he studied extensively the effects of certain anesthetic protocols on patients undergoing spine surgery, and even presented a protocol that was shown to decrease hospital length of stay for postoperative scoliosis patients at the International Meeting on Advanced Spine Techniques. From August 2012 to date, Dr. Husain has served as a fellow at the New York University Hospital for Joint Diseases, specializing in the surgical treatment of spinal disorders. He has published on multiple topics related to spine surgery, ranging from adolescent deformity to a textbook chapter on the surgical management of degenerative spondylolisthesis.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement, dated as of December 31, 2012, among AAK Ventures, LLC, David Funderbunk, and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTH IN HARMONY, INC.

Date: January 7, 2013	By: /s/ Qasim Husain, MD_______________
Qasim Husain MD Chief Executive Officer

Exhibit 10.1